                                                                    EXHIBIT 4.23



                             FORBEARANCE AGREEMENT

         THIS AGREEMENT, dated as of the 20th day of October, 1997, by and among FINOVA CAPITAL CORPORATION, having a place of business located at 111 West 40th Street, New York, New York 10018 ("FINOVA"), STRIKER PAPER CORPORATION, STRIKER INDUSTRIES, INC. and STRIKER HOLDINGS, INC., having a principal place of business at One Riverway, Suite 2450, Houston, Texas 77056, David A. Collins and Catherine Collins, residing at 11302 Memorial Drive, Houston, Texas 77024, and Matthew D. Pond and Nancy Kornegay, residing at 3926 Purdue Street, Houston, Texas 77005.

         WHEREAS, STRIKER PAPER CORPORATION, STRIKER INDUSTRIES, INC. and STRIKER HOLDINGS, INC. (collectively, "Striker") and FINOVA entered into certain Security Agreements, dated April 25, 1995 (collectively, the "Security Agreement"); and

         WHEREAS, pursuant to the Security Agreement, FINOVA agreed to provide Striker with certain financing; and

         WHEREAS, Striker remains obligated to FINOVA for the monies borrowed under the Security Agreement and otherwise; and

         WHEREAS, Striker executed and delivered to FINOVA certain guarantees, each of which guaranteed to FINOVA the obligations of Striker, and

         WHEREAS, pursuant to written guarantees dated April 25, 1995 (collectively, the "Guaranty"), Striker guaranteed to FINOVA all obligations owing to FINOVA under the Security Agreement and otherwise; and

         WHEREAS, pursuant to written guarantees dated April 25, 1995 (collectively, the "Personal Guaranty"), David A. Collins, Catherine Collins, Matthew D. Pond and Nancy Kornegay (collectively, the "Guarantors") the Guarantors guaranteed to FINOVA all obligations owing to FINOVA under the Security Agreement and otherwise; and

         WHEREAS, FINOVA continued to grant advances, loans and extensions of credit to or for the benefit of Striker; and

         WHEREAS, certain defaults exist under the Security Agreement; and

         WHEREAS, as of July 31, 1997, Striker was obligated to FINOVA in the amount of $621,914.83 together with interest thereon from July 1, 1997 at the interest rate set forth in the Security Agreement plus FINOVA's costs and expenses, including but not limited to legal fees, costs and disbursements and any and all additional advances made by FINOVA to protect its collateral (collectively, "Obligations") which Obligations are guaranteed by Striker and the Guarantors; and
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         WHEREAS, on or about September 5, 1997, FINOVA sent written demand letter to Striker and the Guarantors via certified mail, return receipt requested (each a "Demand Letter") which Demand Letters requested that Striker and the Guarantors pay $621,914.83 plus interest and legal fees from the date of demand to FINOVA on account of the Guaranty, Personal Guaranty and Security Agreement; and

         WHEREAS, Striker and the Guarantors have requested that FINOVA forbear in commencing any action against Striker under or pursuant to the Guaranty, Personal Guaranty and the Security Agreement for the obligations owing to FINOVA under the Security Agreement and FINOVA is willing to forbear pursuant to the terms and conditions contained in this Agreement; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

         1. All of the above recitals are hereby incorporated by reference and made a part of this Agreement.

         2. Striker shall pay in good funds to FINOVA as follows: (a) on or before October 22, 1997, the amount of $62,000.00; (b) on or before November 1, 1997, the amount of $15,800.00; and (c) continuing on the first day of each month thereafter the amount of $15,800.00 until all obligations including interest and costs are paid in full to FINOVA (each such payment, hereinafter referred to as a "Installment").

         3. Each Installment shall be deposited by FINOVA and credited against the obligations of Striker under the Security Agreement.

         4. Striker and the Guarantors hereby acknowledge that they are indebted to FINOVA under the Security Agreement, the Personal Guaranty and the Guaranty.

         5. The Forbearance Period shall mean the period from the date of this Agreement until the "Termination Date", which Termination Date shall be the earlier of: (a) receipt of payment in full by FINOVA; or (b) immediately upon an Event of Default under this Agreement (as such term is hereafter defined).

         6. FINOVA agrees during the Forbearance Period to forbear in commencing any action upon the Guaranty, the Personal Guaranty and the Security Agreement for the obligations owing to FINOVA under the Security Agreement provided an Event of Default under this Agreement has not occurred (as such term is hereafter defined).

         7. An Event of Default under this Agreement shall mean the following: (a) the failure of Striker or any of the Guarantors to observe, or timely comply with, or perform



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any covenant or term contained in this Agreement; (b) the failure of Striker or any of the Guarantors to pay FINOVA any sum when due under this Agreement; (c) the occurrence of a material adverse change subsequent to the date of this Agreement with respect to Striker's or any Guarantors' finances or property, it being specifically understood and agreed that FINOVA may make such determination in its sole and absolute discretion; (d) any financial statements, affidavits of financial condition or other financial information delivered or provided by Striker or any of the Guarantors in connection with this Agreement is or shall be false or misleading in any material respect; (e) any warranty or representation made or deemed made by Striker or the Guarantors in this Agreement is or shall be untrue in any material respect; (f) if at any time FINOVA shall, in FINOVA's sole and absolute discretion, consider the obligations insecure or any part of the collateral unsafe, insecure or insufficient and Striker or the Guarantors (or other person or entity acting on Striker's behalf) shall not on FINOVA's demand furnish other collateral or make payment on account, satisfactory to FINOVA in its sole and absolute discretion; and (g) Striker or any of the Guarantors: (I) files a petition with any bankruptcy court of competent jurisdiction; or (ii) admits in writing its inability to pay its debts as they mature.

         8. This Agreement shall be construed under and in accordance with the laws of the State of New York.

         9. This Agreement represents the entire Agreement between FINOVA, Striker and Guarantors, all such other agreements (except the Guaranty, the Personal Guaranty, the Security Agreement and any other guaranty or security agreement) being merged with this Agreement and the Guaranty, the Personal Guaranty, the Security Agreement and any other guaranty or security agreement remaining in full force and effect notwithstanding FINOVA's willingness to forbear in commencing any action for obligations owing to FINOVA under the Security Agreement pursuant to the terms and conditions contained in this Agreement.

         10. No executory agreement and no course of dealing between Striker, the Guarantors and FINOVA shall be effective to change or modify this Agreement in whole or in part; nor shall any change, modification or waiver of any rights or powers of FINOVA be valid or effective unless in writing or signed by an authorized officer of FINOVA. Notwithstanding anything to the contrary contained herein, FINOVA does not agree to change, modify, waive, or forbear in exercising any of its rights or powers with respect to any corporation, shareholder or individual not a party to this Agreement.





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         IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions set forth hereinabove.



                                       FINOVA CAPITAL CORPORATION

                                       By: /s/ PHILIP COTUMACCIO
                                           ----------------------------------
                                               Philip Cotumaccio,
                                               Vice President


                                       STRIKER PAPER CORPORATION


                                       By: /s/ MATTHEW D. POND
                                          ----------------------------------
                                               Matthew D. Pond

                                       Title:  Chief Financial Officer
                                             -------------------------------



                                       By: /s/ DAVID A. COLLINS
                                          ----------------------------------
                                               David A. Collins

                                       Title: Chief Executive  Officer
                                              ------------------------------


                                       STRIKER INDUSTRIES, INC.


                                       By: /s/ DAVID A. COLLINS
                                          ----------------------------------
                                               David A. Collins

                                       Title: Chief Executive  Officer
                                              ------------------------------


                                       By: /s/ MATTHEW D. POND
                                          ----------------------------------
                                               Matthew D. Pond

                                       Title:  Chief Financial Officer
                                             -------------------------------



                                       STRIKER HOLDINGS, INC.


                                       By: /s/ MATTHEW D. POND
                                          ----------------------------------
                                               Matthew D. Pond

                                       Title:  Chief Financial Officer
                                             -------------------------------


                                       By: /s/ DAVID A. COLLINS
                                          ----------------------------------
                                               David A. Collins

                                       Title: Chief Executive  Officer
                                              ------------------------------



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                                           /s/  DAVID A. COLLINS
                                           ----------------------------------
                                                David A. Collins, Guarantor

                                           /s/  CATHERINE COLLINS
                                           ----------------------------------
                                                Catherine Collins, Guarantor

                                           /s/  MATTHEW D. POND
                                           ----------------------------------
                                                Matthew D. Pond, Guarantor

                                           /s/  NANCY KORNEGAY
                                           ----------------------------------
                                                Nancy Kornegay, Guarantor


STATE OF NEW YORK     )
                      )ss.:
COUNTY OF NEW YORK    )

         On the ___ day of October, 1997 before me personally came Philip Cotumaccio, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of FINOVA CAPITAL CORPORATION, the corporation described in and which executed the foregoing instruments and that he signed his name hereto by order of the board of directors of said corporation.


                                           ----------------------------------
                                           Notary Public

STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )

         On the 2Oth day of October, 1997, before me personally came Matthew D. Pond, to me known, who being by me duly sworn, did depose and say that he resides at 3926 Purdue, that he is the CFO of Striker Paper Corporation, Striker Industries, Inc. And Striker Holdings, Inc., the corporation described in and which executed the foregoing instruments and that he signed his name thereto by order of the board of directors of said corporation.



                                           /s/  DARIA DYKES
                                           ----------------------------------
                                           Notary Public

[SEAL]




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STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )

         On the 21th day of October, 1997, before me personally came David A. Collins, to me known, who being by me duly sworn, did depose and say that he resides at Houston Tx, that he is the C.E.O of Striker Paper Corporation, Striker Industries, Inc. And Striker Holdings, Inc., the corporation described in and which executed the foregoing instruments and that he signed his name thereto by order of the board of directors of said corporation.


                                        /s/ PENELOPE DILLINGHAM
                                        ---------------------------------------
                                        Notary Public

[SEAL]



STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )


         On the 21th day of October, 1997, before me personally appeared David
A. Collins, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

                                        /s/ PENELOPE DILLINGHAM
                                        ---------------------------------------
                                        Notary Public

[SEAL]


STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )

         On the 21th day of October, 1997, before me personally appeared Catherine Collins, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


                                        /s/ PENELOPE DILLINGHAM
                                        ---------------------------------------
                                        Notary Public

[SEAL]





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STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )

         On the 20th day of October, 1997, before me personally appeared Matthew D. Pond, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


                                        /s/ DARIA  DYKES
                                        ----------------------------------------
                                        Notary Public
[SEAL]


STATE OF TEXAS       )
                     )ss.:
COUNTY OF HARRIS     )

         On the 20th day of October, 1997, before me personally appeared Nancy Kornegay, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.




                                        /s/ DARIA  DYKES
                                        ----------------------------------------
                                        Notary Public
[SEAL]



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